UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 23, 2005 (August 19, 2005)
Willbros Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Republic of Panama

(State or Other Jurisdiction of Incorporation)

1-11953	98-0160660

(Commission File Number)	(IRS Employer Identification No.)

Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama

(Address of Principal Executive Offices)	(Zip Code)
+50-7-213-0947

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     In its current report on Form 8-K dated June 16, 2005, Willbros Group, Inc. (the “Company”), announced that it had received a letter from a law firm representing an investor claiming to be the owner of in excess of 25% of the Company’s 2.75% Convertible Senior Notes due 2024 (the “Convertible Notes”), asserting that, as a result of the Company’s failure to timely file with the SEC its 2004 Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, it was placing the Company on notice of an event of default under the indenture dated as of March 12, 2004 between the Company as issuer, and JPMorgan Chase Bank, as trustee (the “Indenture”), which governs the Convertible Notes. The Company indicated that it does not believe that it has failed to perform its obligation under the Indenture because the indenture provision referenced in the letter (Section 6.2(a)) specifically requires that the Company ensure delivery of copies of its annual and quarterly reports to the trustee within 15 calendar days after they are filed with the SEC and does not require the Company to file those reports with the SEC within the deadlines set forth in the SEC’s rules and regulations.
     On August 19, 2005, the Company reached an agreement with Whitebox Advisors, LLC (“Whitebox”), the beneficial owner of $17,595,000, or approximately 25.1% of the Convertible Notes as of June 10, 2005 and on whose behalf the above-referenced notice of default was sent, pursuant to which the Company will prepare a consent solicitation statement to amend the terms of the Indenture. The Company will use commercially reasonable efforts to (i) disseminate the consent solicitation statement no later than September 9, 2005 and (ii) solicit and obtain the requisite vote to approve the indenture amendment within 21 days after the consent solicitation statement is first disseminated. Whitebox will retain beneficial ownership in all of the Convertible Notes in which it holds a beneficial interest as of August 19, 2005 until after the record date set forth in the consent solicitation statement and will cause all of the Convertible Notes in which it holds a beneficial ownership interest as of the record date to be voted in favor of the indenture amendment.
     The indenture amendment will not change the current language of Section 6.2(a) of the Indenture, the covenant governing delivery of copies of SEC reports to the trustee, and will not acknowledge whether or not a breach of the Indenture has occurred or would occur in the event of any future failure on the part of the Company to timely file its periodic reports with the SEC. The amendment will provide, however, that for a period ending nine months after the date on which the indenture amendment is executed, the convertible noteholders waive any non-compliance which may have occurred and which may be continuing or which may in the future occur with respect to Section 6.2(a) or any other provision of the Indenture as a result of the Company’s failure to timely file its periodic reports with the SEC.
     Among other things, the indenture amendment will also provide the following:
•	Section 3.1(i) of the Indenture will be amended to change the initial date on or after which all or any portion of the Convertible Notes may be redeemed by the Company from March 15, 2011 to March 15, 2013.

•	A new provision will be added to the Indenture pursuant to which, in connection with a Fundamental Change (as defined in the Indenture) which occurs prior to March 15, 2013, if 10% or more of the fair market value of the consideration for the common stock in the corporate transaction consists of cash, the Company will make a “coupon make-whole payment” in cash, Company common stock (based on the current market value for Company common stock at the time of the make-whole payment), or a combination thereof at its option equivalent to the present value of the lesser of (i) two years of scheduled payments of interest on the Convertible Notes or (ii) all scheduled payments of interest on the Convertible Notes which are payable for the period from the date of the Fundamental Change through March 15, 2013, which present value will be computed by using a discount rate equal to the treasury yield. Make-whole payments are an element of event risk protection that has become more common in the convertible bond market since the Convertible Notes were issued.
     Until the later to occur of (i) the execution of the indenture amendment or (ii) the expiration of the consent solicitation, including any extensions of the period during which noteholders may vote in favor of the indenture amendment, without the requisite vote being obtained (the “Standstill Termination Date”), neither Whitebox nor any affiliate of Whitebox or fund managed by Whitebox will send a notice of acceleration or take any other remedial action with respect to the Indenture or the Convertible Notes. Prior to the Standstill Termination Date, the Company will take no action to restrain Whitebox from delivering to the Company and the trustee a notice of acceleration or from taking any other remedial action with respect to the Indenture or the Convertible Notes.
     In the event that prior to the receipt of the requisite vote, the Company files its 2004 annual report on Form 10-K and its quarterly reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, the Company will nonetheless complete and disseminate the consent solicitation statement and will not withdraw the consent solicitation or otherwise impede the successful completion of the consent solicitation process.
     Promptly after Willbros provides Whitebox with notice of receipt of the requisite vote in favor of the indenture amendment, Whitebox will provide a letter to the Company withdrawing the notice of default dated June 10, 2005.
     The solicitation will be subject to certain conditions and present certain risks for convertible noteholders who consent, as will be set forth more fully in the consent solicitation statement and related consent form. These documents will contain important information, and convertible noteholders should read them carefully before making any decision.
     This current report on Form 8-K is not a solicitation of consents with respect to the Convertible Notes. The solicitation will be made solely by the consent solicitation statement and related consent form.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.
Date: August 23, 2005	By:	/s/ Warren L. Williams
Warren L. Williams
Senior Vice President, Chief Financial Officer and Treasurer

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